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                                                                    EXHIBIT 23.1

                              Accountants' Consent


The Boards of Directors, Members, and Stockholders
Iridium LLC and Iridium World
   Communications Ltd.:

We consent to the use of our reports incorporated herein by reference, which reports appear in the Prospectus dated June 9, 1997 relating to the offering of shares of Class A Common Stock filed with the Commission on June 10, 1997, Commission File Nos. 333-23419 and 333-23419-01.



                                        /s/ KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP


McLean, Virginia
October 17, 1997